UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 28, 2005, LookSmart filed a Preliminary Annual Report on Appendix 4E (the “Preliminary Annual Report”) with the Australian Stock Exchange (“ASX”). LookSmart filed the Preliminary Annual Report in order to comply with periodic disclosure regulations of the ASX which require the Preliminary Annual Report to be filed within two months from the end of the fiscal year. The information included in the Preliminary Annual Report is preliminary in nature. The financial statements and notes thereto for the year ended December 31, 2004 included in the Preliminary Annual Report are unaudited. These financial statements are in the process of being audited by our independent registered public accounting firm. The financial statements and related footnotes for the year ended December 31, 2003 have been derived from the audited financial statements included in our Annual Report on Form 10-K for 2003. The Preliminary Annual Report speaks only as of the date of filing and will be superseded in its entirety by the Annual Report on Form 10-K to be filed by LookSmart by March 16, 2005.

A copy of the Preliminary Annual Report is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished. The Preliminary Annual Report attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the Preliminary Annual Report are “forward-looking” rather than “historic.” The Company’s other public filings are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2005, the Company received notice from two of its directors, Evan Thornley and Tracey Ellery, that they do not intend to stand for re-election following the expiration of their current terms in June 2005. Mr. Thornley and Ms. Ellery have decided not to stand for re-election for personal reasons and not due to any disagreement with the Company or its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1 Preliminary Annual Report on Appendix 4E dated February 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

February 28, 2005	/s/ David B. Hills
Date	David B. Hills, Chief Executive Officer